SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 Current Report

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of earliest event reported: June 10, 1999

                                   SONAT INC.
              (Exact name of registrant as specified in its charter)

                Delaware           1-7179             63-0647939
              (State of         (Commission         (IRS Employer
             Incorporation)      File Number)     Identification No.)

                     AmSouth-Sonat Tower
                     Birmingham, Alabama                  35203
               (Address of Principal Executive Offices) (Zip Code)

                Registrant's telephone number, including area code:
                                  205-325-3800


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Item 5.        Other events.

     On June 10, 1999, at a special meeting of the stockholders of Sonat Inc. (the "Company"), the stockholders approved and adopted the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, by and between El Paso Energy Corporation ("El Paso") and the Company (the "Merger Agreement") under which, among other things, the Company will merger into El Paso (the "Merger"). Approximately 85 percent of the Company's outstanding shares were voted in favor of the Merger Agreement. On June 10, 1999, El Paso's stockholders also approved the Merger Agreement. Accordingly, the consideration to be received by the Company's stockholders on completion of the Merger will be one share of El Paso common stock for each share of the Company's common stock to be exchanged in the Merger. The foregoing is described in a press release issued by the Company, a copy of which is filed as an exhibit hereto and incorporated by reference herein.

        The Company expects the regulatory review of the proposed merger to be completed during the third or fourth quarter of the year. The Merger will be consummated as soon as all necessary regulatory approvals have been obtained.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Sonat Inc.



                                            By:      /s/ William A. Smith

                                                   William A. Smith
                                                   Executive Vice President and
                                                     General Counsel


Dated:  June 10, 1999

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                                   SONAT INC.
                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS
Exhibit
No.                   Exhibit

99*                   Press Release dated June 10, 1999

----------------
*Filed herewith



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